Exhibit 8.1
Subsidiaries and Equity Investments of the Company
     The following list includes our principal subsidiaries and equity investments and the percentage of ownership we held as of December 31, 2008:

		Percentage ownership
Legal Seat	Name	(direct or indirect)

Australia — Sydney	STMicroelectronics PTY Ltd	100
Belgium — Leuven	NF Belgium NV*	80
Belgium — Zaventem	STMicroelectronics Belgium N.V. *	80
Belgium — Zaventem	Proton World International N.V.	100
Brazil — Sao Paolo	STMicroelectronics Ltda	100
Brazil — Sao Paulo	Incard do Brazil Ltda	50
Canada — Ottawa	STMicroelectronics (Canada), Inc.	100
Canada — Thorn hill	Genesis Microchip (Canada) Co.	100
China — Shenzhen	Shenzhen STS Microelectronics Co. Ltd	60
China — Shenzhen	STMicroelectronics (Shenzhen) Co. Ltd	100
China — Shenzhen	STMicroelectronics (Shenzhen) Manufacturing Co. Ltd	100
China — Shenzhen	STMicroelectronics (Shenzhen) R&D Co. Ltd	100
China — Shanghai	STMicroelectronics (Shanghai) Co. Ltd	100
China — Shanghai	STMicroelectronics (Shanghai) R&D Co. Ltd	100
China — Shanghai	Shanghai Blue Media Co. Ltd	65
China — Shanghai	STMicroelectronics (China) Investment Co. Ltd	100
China — Shanghai	Shanghai NF Wireless Trading Co. Ltd*	80
China — Shanghai	Shanghai NF Wireless Technology Co. Ltd*	80
China — Beijing	STMicroelectronics (Beijing) R&D Co. Ltd	100
China — Beijing	Beijing T3G Technology Co. Ltd*	80
Czech Republic — Prague	STMicroelectronics Design and Application s.r.o.	100
Czech Republic — Prague	STN Wireless Sro*	80
Finland — Lohja	STMicroelectronics OY*	80
Finland — Helsinki	STMicroelectronics R&D OY*	80
France — Crolles	STMicroelectronics (Crolles 2) SAS	100
France — Montrouge	STMicroelectronics S.A.	100
France — Paris	ST-NXP Wireless France SAS*	80
France — Rousset	STMicroelectronics (Rousset) SAS	100
France — Tours	STMicroelectronics (Tours) SAS	100
France — Grenoble	STMicroelectronics (Grenoble 2) SAS	100
France — Grenoble	STMicroelectronics Wireless SAS*	80
Germany — Grasbrunn	STMicroelectronics GmbH	100
Germany — Grasbrunn	STMicroelectronics Design and Application GmbH	100
Germany — Grasbrunn	NXP Falcon Germany GmbH*	80
Holland — Amsterdam	STMicroelectronics Finance B.V.	100
Holland — Luchtaven	ST Wireless (holding) NV*	80
Holland — Eindhoven	NXP Wireless Holding 1 BV*	80
Holland — Eindhoven	NXP Wireless Holding 2 BV*	80
Hong Kong — Hong Kong	STMicroelectronics LTD	100
India — Noida	STMicroelectronics Pvt Ltd	100
India — Noida	STMicroelectronics (Wireless) Private Limited*	80
India — New Delhi	STMicroelectronics Marketing Pvt Ltd	100
India — Bangalore	Genesis Microchip (India) Pvt Ltd	100
India — Bangalore	NF Wireless India Pvt Ltd*	80
Ireland — Dublin	NXP Falcon Ireland Ltd*	80
Israel — Netanya	STMicroelectronics Ltd	100
Italy — Catania	CO.RI.M.ME.	100
Italy — Aosta	DORA S.p.a.	100

		Percentage ownership
Legal Seat	Name	(direct or indirect)

Italy — Agrate Brianza	ST Incard S.r.l.	100
Italy — Naples	STMicroelectronics Services S.r.l.	100
Italy — Agrate Brianza	STMicroelectronics S.r.l.	100
Italy — Agrate Brianza	ST Wireless Italy Srl*	80
Japan — Tokyo	STMicroelectronics KK	100
Japan — Tokyo	NF Wireless Japan KK*	80
Japan — Tokyo	Genesis Japan KK	100
Korea — Seoul	ST-NXP Wireless Korea Ltd*	80
Malaysia — Kuala Lumpur	STMicroelectronics Marketing SDN BHD	100
Malaysia — Muar	STMicroelectronics SDN BHD	100
Malaysia — Muar	STMicroelectronics (Wireless) SDN.BHD*	80
Malta — Kirkop	STMicroelectronics Ltd	100
Mexico — Guadalajara	STMicroelectronics Marketing, S. de R.L. de C.V.	100
Mexico — Guadalajara	STMicroelectronics Design and Applications, S. de R.L. de C.V.	100
Morocco — Rabat	Electronic Holding S.A.	100
Morocco — Casablanca	STMicroelectronics S.A.	100
Morocco — Rabat	STMicroelectronics Wireless Maroc SAS*	80
Philippines — Calamba	NF Philippines, Inc. *	80
Singapore — Ang Mo Kio	STMicroelectronics ASIA PACIFIC Pte Ltd	100
Singapore — Ang Mo Kio	STMicroelectronics Pte Ltd	100
Singapore — Ang Mo Kio	ST Wireless Asia Pac Pte Ltd*	80
Singapore — Singapore	NF Singapore Pte Ltd *	80
Spain — Madrid	STMicroelectronics S.A.	100
Sweden — Kista	STMicroelectronics A.B.	100
Sweden — Stockholm	ST Wireless AB*	80
Switzerland — Geneva	STMicroelectronics S.A.	100
Switzerland — Geneva	INCARD SA	100
Switzerland — Geneva	INCARD Sales and Marketing SA	100
Switzerland — Geneva	ST Wireless SA*	80
Switzerland — Zurich	ST-NXP Wireless (Holding) AG*	80
Taiwan — Taipei	NF Taiwan Ltd*	80
Turkey — Istanbul	STMicroelectronics Elektronik Arastirma ve Gelistirme Anonim Sirketi*	80
United Kingdom — Marlow	STMicroelectronics Limited	100
United Kingdom — Marlow	STMicroelectronics (Research & Development) Limited	100
United Kingdom — Bristol	Inmos Limited	100
United Kingdom — Bristol	STMicroelectronics Wireless Ltd*	80
United Kingdom — Reading	Synad Technologies Limited	100
United Kingdom — Southampton	NF UK, Ltd *	80
United States — Carrollton	STMicroelectronics Inc.	100
United States — Carrollton	ST-NXP Wireless Inc. *	80
United States — Carrollton	Genesis Microchip Inc, A Delaware Corporation	100
United States — Carrollton	Genesis Microchip (Del) Inc.	100
United States — Carrollton	Genesis Microchip LLC	100
United States — Carrollton	Genesis Microchip Limited Partnership	100
United States — Carrollton	Sage Inc.	100
United States — Carrollton	Faroudja Inc.	100
United States — Carrollton	Faroudja Laboratories Inc.	100
United States — Wilmington	STMicroelectronics (North America) Holding, Inc.	100
United States — Wilsonville	The Portland Group, Inc.	100

		Percentage ownership
Legal Seat	Name	(direct or indirect)

EQUITY INVESTMENTS
Italy — Caivano	INGAM Srl	20
The Netherlands — Rotterdam	Numonyx Holding BV	48.6
South Korea — Yongin-si	ATLab Inc.	8.1
Singapore — The Curie	Veredus Laboratories Pte Ltd	41.2

*	These entities are related to the joint venture with NXP, and as of February 1, 2009, they have been transferred to ST-Ericsson, in which we own 50%.

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